MERRILL LYNCH & CO., INC.
$34,218,265,000
Merrill Lynch CoreNotesSM

              Filed under Rule 424 (b)(3), Registration Statement No. 333-109802 Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
    (To Prospectus Supplement and Prospectus supplement dated November 26, 2003)

  CUSIP       AGGREGATE        PRICE TO        PURCHASING           INTEREST RATE   INTEREST PAYMENT  STATED MATURITY  SURVIVOR'S
  NUMBER   PRINCIPAL AMOUNT  PUBLIC/(1)/  AGENT'S DISCOUNT/(1)/       PER ANNUM        FREQUENCY           DATE          OPTION
---------------------------------------------------------------------------------------------------------------------------------
5901M0EW5  $      1,654,000     100.0%           1.2000%                 4.35%          Monthly           9/7/2011         Yes

                                      Trade Date: Wednesday September 1, 2004                             MERRILL LYNCH & CO.
[LOGO OF MERRILL LYNCH & CO., INC.]   Issue Date: Tuesday September 7, 2004                                  Purchasing Agent
4 World Financial Center              Minimum Denominations/Increments: $1,000/$1,000                     Acting as Principal
New York, NY 10080                    Original Issue Discount: No
                                      All trades settle without accrued interest and
                                      clear SDFS: DTC Book-Entry only
                                      Merrill Lynch DTC Participant Number: 161

        (1) Expressed as a percentage of the aggregate principal amount. "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.